UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009

WESTWOOD ONE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01 Other Events.

On December 31, 2009, TLAC, Inc., a wholly-owned subsidiary of Westwood One, Inc. (the “Company”) entered into and closed the transactions contemplated by an Asset Purchase Agreement (the “Purchase Agreement”) by and among Jaytu Technologies, LLC (“Jaytu”) and the members of Jaytu pursuant to which TLAC acquired substantially all of the assets of Jaytu. At the closing, the Company issued 232,277 shares of its common stock, valued in the aggregate at $1,250,000 and paid an additional $1,250,000 in cash to the members of Jaytu. The members of Jaytu may earn up to an additional $1,500,000 upon the delivery and acceptance of certain traffic products in accordance with certain specifications mutually agreed upon by the parties, including commercial acceptance and/or first usage of the products by the Company’s TV affiliates. While TLAC is the signatory to the Purchase Agreement, the Company is also a signatory with respect to Sections 3 and 8 of the Purchase Agreement, which relate to the payment and indemnification obligations of such agreement. A press release announcing the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release, dated January 5, 2010, announcing the acquisition of substantially all of the assets of Jaytu Technologies, LLC (d/b/a as SigAlert).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: January 5, 2010	By:	/s/ David Hillman

		Name: Title:	David Hillman Chief Administrative Officer; EVP, Business Affairs; General Counsel and Secretary